UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 22, 2006
RARE Hospitality International, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-19924	58-1498312

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8215 Roswell Rd, Bldg. 600, Atlanta, GA 30350
(Addresses of Principal Executive Offices, including Zip Code)
(770) 399-9595
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Securities.
     On November 22, 2006, RARE Hospitality International, Inc. (“RARE”) successfully completed an offering of $125,000,000 aggregate principal amount of 2.50% Convertible Senior Notes due November 15, 2026 (the “Notes”). The aggregate underwriting discount was 2.25% or $2,812,500, providing RARE with net proceeds, before expenses, of approximately $122.2 million. The Notes were issued under an indenture, dated as of November 22, 2006, between RARE Hospitality International, Inc. and The Bank of New York Trust Company, N.A., as Trustee (the “Indenture”).
     The Notes were issued by RARE pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) of the Act and Regulation D promulgated thereunder; such offers and sales were made only to “qualified institutional buyers,” within the meaning of Rule 144A under the Act, with adequate access to information about RARE, and appropriate notice and legends were affixed to the Notes regarding the restricted nature of the Notes. The Notes may not be resold without registration under the Act or pursuant to an exemption from the registration requirements thereof.
     The Notes are convertible into RARE’s common stock at any time after November 15, 2025, but prior to the close of business on the second business day immediately preceding the stated maturity date, and also under any of the following circumstances: (i) during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of RARE’s common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 125% of the conversion price per share of RARE common stock in effect on the applicable trading day; (ii) during the five consecutive trading day period following any five consecutive trading day period in which the trading price of the Notes was less than 98% of the product of the closing sale price of RARE’s common stock multiplied by the applicable conversion rate; (iii) if the notes have been called for redemption; (iv) upon the occurrence of certain specified fundamental change transactions described in the Indenture; or (v) if RARE’s common stock ceases to be listed on a U.S. national or regional securities exchange.
     Pursuant to the Registration Rights Agreement filed herewith as Exhibit 4.2 (the “Registration Rights Agreement”), RARE has agreed to register the Notes and the underlying common stock for resale under the Act and to use its best efforts to have a registration statement covering such resales declared effective on or before March 31, 2007.
     The foregoing description of the Indenture and the Registration Rights Agreement is a summary only and is qualified in its entirety by the terms of the Indenture and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are furnished as a part of this report:
4.1	Indenture, dated as of November 22, 2006, between RARE Hospitality International, Inc. and The Bank of New York Trust Company, N.A., as Trustee (relating to $125,000,000 aggregate principal amount of 2.50% Convertible Senior Notes due November 15, 2026 of RARE Hospitality International, Inc.).

4.2	Registration Rights Agreement, dated as of November 22, 2006, between RARE Hospitality International, Inc. and Wachovia Capital Markets, LLC, as representative of the several Purchasers named in the Purchase Agreement dated November 22, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE Hospitality International, Inc.
By:	/s/ Joia M. Johnson
	Name:	Joia M. Johnson
	Title:	Executive Vice President, General Counsel and Secretary

Date: November 22, 2006